EXHIBIT 2


                            STOCK PURCHASE AGREEMENT

                                BETWEEN AND AMONG

                            DISTINCTIVE DEVICES, INC.

                                       AND

                                THE STOCKHOLDERS

                                       OF

                            WEBPULSE CONSULTING, INC.



                ------------------------------------------------

                          Dated as of October 26, 2001

                ------------------------------------------------


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I BASIC TRANSACTION....................................................1
   SECTION 1.1   Purchase and Sale of the Webpulse Shares......................1
   SECTION 1.2   Purchase Price................................................1

ARTICLE II CLOSING AND CLOSING DATE............................................1
   SECTION 2.1   Closing Date..................................................1
   SECTION 2.2   Deliveries at the Closing.....................................2

ARTICLE III Representations and Warranties of the SellerS......................2
   SECTION 3.1   Authorization of Transaction..................................2
   SECTION 3.2   Title to Shares...............................................2
   SECTION 3.3   Noncontravention; Consents....................................2
   SECTION 3.4   Investment Representation.....................................2
   SECTION 3.5   Due Incorporation.............................................3
   SECTION 3.6   Non-Contravention; Consents and Appeals.......................3
   SECTION 3.7   Capitalization................................................3
   SECTION 3.8   Financial Statements..........................................4
   SECTION 3.9   Absence of Certain Changes or Events Undisclosed
                 Liabilities...................................................4
   SECTION 3.10  Tax Returns and Audits........................................4
   SECTION 3.11  Litigation....................................................5
   SECTION 3.12  Contracts.....................................................5
   SECTION 3.13  Assets and Personnel..........................................5
   SECTION 3.14  Intellectual Property.........................................5
   SECTION 3.15  Books and Records.............................................6
   SECTION 3.16  Related Party Transactions....................................6
   SECTION 3.17  General Representation and Warranty...........................6

ARTICLE IV Representations and Warranties of the Purchaser.....................6
   SECTION 4.1   Organization of the Purchaser.................................6
   SECTION 4.2   Authorization of Transaction..................................6
   SECTION 4.3   Noncontravention; Consents....................................6
   SECTION 4.4   Capitalization................................................7
   SECTION 4.5   Reports.......................................................7

ARTICLE V COVENANTS............................................................7
   SECTION 5.1   Carry On in Regular Course....................................7
   SECTION 5.2   Further Assurances............................................7

ARTICLE VI Closing Conditions..................................................8
   SECTION 6.1   Conditions to Obligation of the Purchaser.....................8
   SECTION 6.2   Conditions to Obligation of the Sellers.......................8

ARTICLE VII Remedies for Breaches of this Agreement............................8
   SECTION 7.1   Survival......................................................8

ARTICLE VIII Miscellaneous.....................................................9
   SECTION 8.1   Expenses; Legal Fees; Transfer Taxes..........................9
   SECTION 8.2   Successors and Assigns........................................9
   SECTION 8.3   Severability..................................................9


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   SECTION 8.4   Interpretation................................................9
   SECTION 8.5   Notices.......................................................9
   SECTION 8.6   No Third-Party Beneficiaries.................................10
   SECTION 8.7   Entire Agreement.............................................10
   SECTION 8.8   Governing Law................................................10
   SECTION 8.9   Counterparts.................................................10

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          AGREEMENT, dated as of October 26, 2001, between and among DISTINCTIVE DEVICES, INC., a New York corporation (the "Purchaser"), and the persons listed
                                            ---------
on Schedule A annexed hereto (individual, a "Seller" and collectively, as the
                                             ------
"Sellers").
 -------

                                 R E C I T A L S

          WHEREAS, the Sellers collectively own 1,770,000 shares (the "Webpulse
                                                                       --------
Shares") of common stock, no par value (the "Webpulse Common Stock"), of
------                                       ---------------------
WEBPULSE CONSULTING, INC., a New Jersey corporation ("Webpulse"), constituting
                                                      --------
all of the outstanding shares of capital stock of Webpulse, with each Seller owning the number of shares of Webpulse Common Stock as is specified opposite such Seller's name on Schedule A; and
                      ----------

          WHEREAS, each Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Sellers, the outstanding shares of Webpulse Common Stock, all on and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                BASIC TRANSACTION
                                -----------------

          SECTION 1.1  PURCHASE AND SALE OF THE WEBPULSE SHARES. On the terms
                       ----------------------------------------
and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase from the Sellers, and the Sellers shall sell, transfer, assign, convey and deliver to the Purchaser, all right, title and interest in and to the Webpulse Shares.

          SECTION 1.2  PURCHASE PRICE. At the Closing, in consideration for the
                       --------------
Webpulse Shares, the Purchaser shall issue and deliver to the Sellers an aggregate amount of 1,770,000 shares (the "DDI Shares") of Common Stock, $.05
                                           ----------
par value (the "Purchase Price"). The number of DDI Shares to be issued to each
                --------------
Seller is the amount set forth opposite each Seller's name on Schedule A under
                                                              ----------
the heading "Closing Payment."

                                   ARTICLE II

                            CLOSING AND CLOSING DATE
                            ------------------------

          SECTION 2.1  CLOSING DATE. The consummation of the transactions
                       ------------
contemplated by this Agreement (the "Closing") will take place at the offices of
                                     -------
Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, 11:00 a.m.,


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local time, not later than the second business day after the satisfaction or waiver of all of the closing conditions set forth herein, or at such other place or on such other date as the Purchaser and the Sellers may agree.

          SECTION 2.2  DELIVERIES AT THE CLOSING. At the Closing, (i) the
                       -------------------------
Sellers will deliver to the Purchaser stock certificates representing the Webpulse Shares, endorsed in blank or accompanied by duly executed assignment documents, and the books and records of Webpulse, and (ii) the Purchaser will deliver to the Sellers certificates representing the DDI Shares as set forth in
Section 1.2.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------

          Each of the Sellers severally (and not jointly) represents and warrants to the Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article III).

          SECTION 3.1  AUTHORIZATION OF TRANSACTION. Each Seller has full power
                       ----------------------------
and authority and has taken all action required to enable him to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally).

          SECTION 3.2  TITLE TO SHARES. Each Seller is the record and beneficial
                       ---------------
owner and has good title to the number of Webpulse Shares specified opposite such Seller's name on Schedule A hereto, free and clear of all encumbrances and has full right, power and authority to sell, transfer, assign and deliver such Webpulse Shares to the Purchaser. Each Seller is not a party to any shareholder or similar agreement with Webpulse or any other Seller or otherwise relating to any shares of Common Stock or any other securities of Webpulse.

          SECTION 3.3  NONCONTRAVENTION; CONSENTS. Neither the execution and
                       --------------------------
delivery of this Agreement nor the consummation by such Seller of the transaction contemplated hereby will violate any laws, rule, regulation, judgment or order to which such Seller is subject. No consents or approvals of third parties are required or needed to enable the Seller to perform his obligations under this Agreement.

          SECTION 3.4  INVESTMENT REPRESENTATION. Each Seller has received
                       -------------------------
copies of the Purchaser's Form 10-QSB for the fiscal quarter ended June 30, 2001 and Form 10-KSB for the fiscal year ended December 31, 2001, and has had the opportunity to discuss the business and prospects of the Purchaser with a representative of the Purchaser, and understands the risks involved in holding DDI Shares. Each Seller acknowledges that the DDI Shares he is to receive as his portion of the Purchase Price have not been registered under the Securities Act of 1933, as amended, and any sale or transfer of such DDI Shares must be registered or comply with an exemption from registration, such as Rule 144 thereunder which requires, in part, fulfilling a one year holding period, and


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that the certificates for the DDI Shares will contain legends thereon referring to the restrictions on sale or other transfer. Moreover, the Purchaser has no obligation to register the DDI Shares under said Securities Act.

          SECTION 3.5  DUE INCORPORATION. Webpulse is a corporation duly
                       -----------------
organized, validly existing and in good standing under the laws of the State of New Jersey with all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being owned, leased, operated and conducted. Webpulse is not required to qualify to do business as a foreign corporation in any jurisdiction. Webpulse has no direct or indirect subsidiaries, either wholly or partially owned, and Webpulse does not hold any voting, ownership or management interest in any corporation, proprietorship, firm, general or limited partnership, limited liability company, trust, association, individual or other entity or own any security issued by any Person. Webpulse has no predecessors.

          SECTION 3.6  NON-CONTRAVENTION; CONSENTS AND APPEALS.
                       ---------------------------------------

          (a) The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of Webpulse under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of Webpulse,
(ii) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any governmental entity (as defined in paragraph (b) below), applicable to Webpulse or any of its assets or properties, or (iii) any material contract, agreement or commitment to which Webpulse is a party or by which Webpulse or any of its assets or properties is bound.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or any other person, is required by Webpulse in
 -------------------
connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby.

          SECTION 3.7  CAPITALIZATION. The authorized capital stock of Webpulse
                       --------------
consists of 2,000,000 shares of Common Stock, no par value, of which 1,770,000 shares of Webpulse Common Stock are issued and outstanding, and no shares of Webpulse Common Stock are held in treasury. All of the issued and outstanding shares of Webpulse Common Stock were validly issued and are fully paid and nonassessable and the issuance thereof was not subject to preemptive rights, and are held of record and beneficially by the Sellers and in the amounts set forth on Schedule A. Other than the Webpulse Shares, there are no shares of Webpulse Common Stock or other equity securities (whether or not such securities have voting rights) of Webpulse issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Webpulse to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Webpulse, or agreements to enter into any of the foregoing.


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          SECTION 3.8  FINANCIAL STATEMENTS. For purposes of this Agreement,
                       --------------------
Webpulse "Financial Statements" shall mean (i) Webpulse's internally prepared balance sheet and profit and loss statement for the eight (8) months ended August 31, 2001 (the "Webpulse Interim Statement"), and (ii) Webpulse's federal tax returns for the periods ending December 31, 2000 and December 31, 1999. The Webpulse Interim Statement presents fairly in all material respects the financial position of Webpulse as of the date thereof in accordance with the financial books and records of Webpulse. Webpulse has previously delivered to DDI true copies of the Webpulse Interim Statements and the foregoing tax returns.

          SECTION 3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS UNDISCLOSED
                       ------------------------------------------------
LIABILITIES. Webpulse does not have any liabilities or obligations of any
-----------
nature, whether accrued, absolute, contingent or otherwise, which individually or in the aggregate could be reasonably expected to have an Webpulse Material Adverse Effect except: (i) as included in the Webpulse Interim Statement,
(ii) as disclosed in Section 3.9 below or elsewhere in this Agreement, or
(iii) liabilities and obligations incurred since August 31, 2001 in the ordinary and usual course of its business consistent with past practice, which individually or in the aggregate, would not have an Webpulse Material Adverse Effect, as defined in Section 3.9 below. Since August 31, 2001, Webpulse has not suffered any damage, destruction or loss to any of its assets or properties (whether or not covered by insurance) which is having or could reasonably be expected to have an Webpulse Material Adverse Effect. A "Webpulse Material Adverse Effect" shall mean an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Webpulse which is materially adverse to Webpulse.

          SECTION 3.10 TAX RETURNS AND AUDITS.
                       ----------------------

          (a)  Filing of Timely Tax Returns. Webpulse has duly filed all Tax
               ----------------------------
Returns required to be filed by it under applicable law on or before the Closing Date, except where the failure to so file would not have an Webpulse Material Adverse Effect. Webpulse has previously delivered to DDI true copies of such Tax Returns. All Tax Returns were in all material respects complete and correct and filed on a timely basis giving effect to any applicable extensions. Webpulse has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (b)  Payment of Taxes. Webpulse has, within the time and in the manner
               ----------------
prescribed by law, paid all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority or agency that are due and payable on or before the Closing Date, except for those contested in good faith and for which adequate reserves have been taken.

          (c)  Withholding Taxes. Webpulse has complied in all material respects
               -----------------
with the provisions of the Code relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049 of the Internal Revenue Code of 1986, as amended, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.


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          SECTION 3.11 LITIGATION. There are no actions, suits, arbitrations,
                       ----------
regulatory proceedings or other litigation, proceedings or, to the Seller's knowledge, governmental investigations pending or, to Sellers' knowledge, threatened against or affecting Webpulse or any of its officers or directors in their capacity as such, or any of its property or business or any of the Seller's or which could prevent the consummation of any of the transactions contemplated under this Agreement. To the Seller's knowledge, no event has occurred or circumstance exists that may give rise or serve as a basis for the commencement of any such proceeding. Webpulse is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other governmental entity, other than orders of general applicability. Webpulse is in compliance with all material rules and laws to which it is subject.

          SECTION 3.12 CONTRACTS. Except for the contracts, agreements,
                       ---------
commitments, instruments, bids and proposals to which Webpulse is a party listed in Schedule 3.12, Webpulse is not a party to or otherwise bound by any written
   -------------
or oral agreement. Webpulse has delivered or made available to DDI complete and correct copies of each written agreement listed in Schedule 3.12 each as amended
                                                   -------------
to date and a summary of the terms of each oral agreement listed in
Schedule 3.12. Each agreement listed in Schedule 3.12 is a valid, binding and
-------------                           -------------
enforceable obligation of Webpulse and, to the Seller's knowledge, the other party or parties thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing) and is in full force and effect. Except as set forth in Schedule 3.12, (i) neither Webpulse nor, to the Seller's knowledge, any
         -------------
other party thereto is in material breach of any material term of any such agreement or has repudiated any material term of any such agreement, (ii) no event, occurrence or condition exists (including the transactions contemplated under this Agreement) which, with the lapse of time or the giving of notice or both, would become a default under any such agreement by Webpulse or, to the Seller's knowledge, any other party thereto, and (iii) Webpulse has not released or waived any material right under any contract. Except as disclosed in
Schedule 3.12, Webpulse is not required to give any notice to any other person
-------------
who is a party to an agreement listed in Schedule 3.12 regarding this Agreement.
                                         -------------

          SECTION 3.13 ASSETS AND PERSONNEL. Schedule 3.13 is a complete and
                       --------------------  -------------
correct list of all assets owned or leased by Webpulse. These assets comprise all of the assets necessary for the conduct of Webpulse's business as currently conducted. Webpulse does not own or lease any real property. Webpulse does not currently employ any full-time or part-time employees and has not employed any full-time employees since January 1, 2001. Webpulse does not own or have any policies of insurance under which Webpulse assets, properties, operations or employees are insured.

          SECTION 3.14 INTELLECTUAL PROPERTY. There are no copyrights,
                       ---------------------
trademarks, service marks, service names, and patents (including any registrations of or pending applications for any of the foregoing), technology rights and licenses, computer software, franchises, inventions, know-how, data bases, trade secrets and confidential information and other intellectual property rights (collectively, "Intellectual Property") used by Webpulse in the conduct of its business or licensed or assigned by Webpulse to third parties. To the Seller's knowledge, Webpulse is not breaching or infringing any Intellectual Property of third parties.


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          SECTION 3.15 BOOKS AND RECORDS. Webpulse has maintained and preserved
                       -----------------
complete and accurate books and records for its material transactions. The minute books of Webpulse include materially complete and correct minutes of all meetings of its directors, committees and stockholders, Schedule 3.15 lists the
                                                        -------------
officers and directors of Webpulse and the signatories on its bank accounts. The Webpulse Certificate of Incorporation and By-Laws are true and accurate in all respects as of the date hereof.

          SECTION 3.16 RELATED PARTY TRANSACTIONS. There are no transactions,
                       --------------------------
loans, payments, dividends, distributions, claims or agreements entered into by Webpulse since December 31, 2000 between or involving Webpulse and any present of former officer, director, consultant or stockholder of Webpulse (or any affiliate or any such Person).

          SECTION 3.17 GENERAL REPRESENTATION AND WARRANTY. Neither this
                       -----------------------------------
Agreement nor any Exhibit attached hereto or other documents and written information listed on any such schedule and furnished by or on behalf of Webpulse, contains any untrue statement of material fact or omits to state any material fact necessary in light of the circumstances in which it was made, to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

          The Purchaser represents and warrants to the Sellers that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article IV).

          SECTION 4.1  ORGANIZATION OF THE PURCHASER. The Purchaser is a
                       -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now owned, leased, operated and conducted. Webpulse is qualified as a foreign corporation in the states of Florida and New Jersey.

          SECTION 4.2  AUTHORIZATION OF TRANSACTION. The Purchaser has full
                       ----------------------------
power and authority and has taken all action required to enable it to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with their respective terms and conditions (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally).

          SECTION 4.3  NONCONTRAVENTION; CONSENTS. Neither the execution and the
                       --------------------------
delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will violate any Law to which the Purchaser is subject or any provision of the Certificate of Incorporation or By-Laws of the Purchaser. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of, be in conflict with or constitute or create a default or a termination under, any agreement or commitment to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or to which the Purchaser or any of such properties is subject.

          SECTION 4.4  CAPITALIZATION. The Purchaser's authorized capital stock
                       --------------
consists of 20,000,000 shares of Common Stock, $.05 par value, of which 17,364,824 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $1.00 par value, none of which is outstanding. The Purchaser is to seek shareholder approval of a change in its authorized Common Stock to 50,000,000 shares, $.001 par value, and a Stock Option Plan for the grant of options to purchase up to 1,500,000 shares of Common Stock. Upon delivery of the DDI Shares to the Sellers as contemplated herein, the DDI shares will be validly issued, fully paid and non-assessable shares of Common Stock.

          SECTION 4.5  REPORTS. The Purchaser is subject to the periodic filing
                       -------
requirements with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in the filing of such reports.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          SECTION 5.1  CARRY ON IN REGULAR COURSE.
                       --------------------------

          (a) From the date hereof through the Closing, the Sellers agree to cause Webpulse:

               (i)   To operate in a reasonable and prudent manner;

               (ii) To maintain in the ordinary course of business, and in accordance with all contracts, all its material equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear; and

               (iii) To maintain the books and records of Webpulse in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, assets and liabilities of Webpulse consistent with GAAP.

          (b) The Sellers and the Purchaser will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Webpulse from maintaining the same business relationships with Webpulse after the Closing as it maintained with Webpulse prior to the Closing.

          (c) The Sellers shall cause Webpulse to permit representatives of the Purchaser reasonable access to the books and records of Webpulse and its accountants and others as the Purchaser deems necessary to fulfill its due diligence obligations.

          SECTION 5.2  FURTHER ASSURANCES. In case at any time after the Closing
                       ------------------
any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action as the other party reasonably may request, at the sole cost and expense of the requesting party.


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                                   ARTICLE VI

                               CLOSING CONDITIONS
                               ------------------

          SECTION 6.1  CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation
                       -----------------------------------------
of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a)  the representations and warranties of the Sellers set forth in
Article III will be true and correct in all material respects at and as of the Closing;

          (b) Webpulse and the Sellers will have performed and complied with all of their covenants hereunder in all material respects through the Closing; and

          (c) there will not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of the transactions contemplated by this Agreement, nor will there be pending any action, suit or proceeding which could result in any of the foregoing relief.

The Purchaser may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

          SECTION 6.2  CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation
                       ---------------------------------------
of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a)  the representations and warranties of the Purchaser set forth in
Article IV will be true and correct in all material respects at and as of the Closing;

          (b) the Purchaser will have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

          (c) there will not be any judgment order, decree, stipulation, injunction or charge in effect preventing consummation of the transactions contemplated by this Agreement, nor will there be pending any action, suit or proceeding which could result in any of the foregoing relief.

The Sellers may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing.

                                  ARTICLE VII

                     REMEDIES FOR BREACHES OF THIS AGREEMENT
                     ---------------------------------------

          SECTION 7.1  SURVIVAL. All of the representations and warranties of
                       --------
the Sellers contained in Article III of this Agreement and of the Purchaser in
Article IV of this Agreement, and all covenants of the parties in Article V of this Agreement, or in any certificate delivered by the Sellers or the Purchaser pursuant to this Agreement will survive the Closing (even if the other party


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knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until thirty (30) months after the Closing Date.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          SECTION 8.1  EXPENSES; LEGAL FEES; TRANSFER TAXES. The parties shall
                       ------------------------------------
each be responsible for its own fees and expenses relating to this Agreement. The Sellers shall pay all sales, use, transfer, documentary or stamp taxes applicable to the sale and assignment of the Webpulse Shares to the Purchaser, and also shall be solely responsible for any Taxes imposed on their receipt of the Purchase Price.

          SECTION 8.2  SUCCESSORS AND ASSIGNS. No party hereto may assign or
                       ----------------------
delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto; provided that the Purchaser may without the written consent of the Sellers assign its rights under this Agreement to one or more subsidiaries of the Purchaser. No assignment by the Purchaser pursuant to the proviso of the preceding sentence will release the Purchaser of any of its obligations under this Agreement or waive or release any right or remedy the Sellers may have against the Purchaser hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors, assigns, heirs and administrators of such party and will be enforceable by and will inure to the benefit of the respective successors, permitted assigns, heirs and administrators of such party.

          SECTION 8.3  SEVERABILITY. Whenever possible, each provision of this
                       ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          SECTION 8.4  INTERPRETATION. The descriptive headings of this
                       --------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural includes the other, as the context requires or permits.

          SECTION 8.5  NOTICES. All notices, demands or other communications to
                       -------
be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and shall be sent to the Sellers at their respective address on Schedule A and to the Purchaser at One Bridge Plaza, Fort

Lee, New Jersey 07024, or to such other address as any party hereto may hereafter duly give to the other parties.

          SECTION 8.6  NO THIRD-PARTY BENEFICIARIES. This Agreement will not
                       ----------------------------
confer any rights or remedies upon any person other than the Sellers and the Purchaser and their respective successors and permitted assigns.

          SECTION 8.7  ENTIRE AGREEMENT. This Agreement (including the documents
                       ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Prior drafts of this Agreement shall not be considered in interpreting the rights and obligations of the parties hereunder.

          SECTION 8.8  GOVERNING LAW. All questions concerning the construction,
                       -------------
validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.

          SECTION 8.9  COUNTERPARTS. This Agreement may be executed
                       ------------
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement on the date first written above.

                                       PURCHASER
                                       DISTINCTIVE DEVICES, INC.


                                       -----------------------------------------
                                       Name:
                                       Title:



                                       SELLERS


                                       -----------------------------------------
                                       Ward Morgenthu


                                       -----------------------------------------
                                       Babul Mohanty


                                       -----------------------------------------
                                       Gerda Mohanty

                                       -----------------------------------------
                                       Pankaj R. Mehta


                                       -----------------------------------------
                                       Shekhar Mehta


                                       -----------------------------------------
                                       Dinesh Khandewal


                                       -----------------------------------------
                                       Nimish R. Mehta


                                       -----------------------------------------
                                       Snehal R. Kothari


                                       -----------------------------------------
                                       Shrikant C. Mehta


                                       -----------------------------------------
                                       Deviyani A. Kothari


                                       -----------------------------------------
                                       Ajay Jhaveri


                                       -----------------------------------------
                                       Nimish Vinod Mehta


                                       -----------------------------------------
                                       Rajesh Gandhi


                                       -----------------------------------------
                                       Samarth Parekh


                                       -----------------------------------------
                                       Nina Mody